PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.

U.S. $12,000	Boca Raton, Florida
February 3, 2012

FOR VALUE RECEIVED, on the date referenced above (“Effective Date”) PMX Communities, Inc., a Nevada corporation having a place of business at 7777 Glades Road, Boca Raton, Florida, 33434 (“Maker”) hereby promises to pay to the order of Mark R. Connell, an individual with an address at 1100 Lee Wagener Boulevard, Suite 101, Ft. Lauderdale, FL 33315 (“Payee”) (the Maker and Payee may be individually referred to herein as a “Party” and collectively, as “Parties”), the principal sum of Twelve Thousand and 00/100 Dollars ($12,000) (“Amount”) in accordance with the terms and conditions of this promissory note (the “Note”).  All payments referenced herein shall be made payable to Payee at 1100 Lee Wagener Boulevard, Suite 101, Ft. Lauderdale, FL 33315.

1.

Payment of Amount.

(a)

Amount and Term.  A lump sum payment shall be made on this Note on May 1, 2012 (“Term”) and interest on the Amount shall accrue during the Term at Eight Percent (8%) Per Annum.

 (b)

Prepayment.  The Maker may prepay this Note in whole at any time, or in part from time to time, without penalty or premium.  If at any time after the Effective Date and prior to the end of the Term, Maker’s assets or a majority of its stock are sold, it merges with any party or Maker raises any investment funds (each a “Material Event”), the entire Amount of the Note then due shall accelerate and be immediately due to Payee upon the closing of the Material Event and shall be a condition precedent to the closing on the Material Event.

2.

Form of Payment; Payments Due on Non-Business Days.  Any payment to be made hereunder shall be payable in lawful money of the United States of America to Payee to such domestic account as Payee may designate, in same day funds. If any payment of the Amount on this Note shall become due on a Saturday, Sunday or legal holiday under the laws of the State of Florida, such payment shall be made on the next succeeding business day.

3.

Default.

(a)

Event of Default.  An “Event of Default” hereunder shall mean the occurrence of any of the following described events:

(i)

Any payment of the Amount or a portion thereof, as applicable, is not paid when due hereunder;

(ii)

An involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect shall be commenced against the Maker and petition shall not be dismissed, stayed, bonded or discharged within five (5) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or any other similar relief shall be granted under any applicable federal, state, local or foreign law;

(iii)

A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Maker or any substantial part of the property of the Maker shall be entered; or an interim receiver, trustee or other custodian of the Maker or over all or any substantial part of the property of the Maker shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Maker shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within five (5) days after entry, appointment or issuance;

(iv)

The Maker shall (A) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (C) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (D) make any assignment for the benefit of creditors or (E) take any action to authorize any of the foregoing;

(v)

Any breach or default by the Maker of any term or condition set forth in this Note;

(vi)

the entry of a judgment against Maker;

(vii)

failure on the part of Maker, after demand, to furnish financial information or to permit inspection of any books or records; or

(viii)

failure on the part of Maker, after demand, to furnish financial information or to permit inspection of any books or records relating to the Maker and its subsidiaries, affiliates and parent, if any.

In the Event of Default, Payee shall be responsible for a payment of twelve percent (12%) per annum interest to Maker on the then amount due and owing of the Amount.

(b)

Rights and Remedies on Default.  All Amounts and accrued Interest under this Note will become immediately due and payable upon Maker’s receipt of written notice of acceleration from Payee.  Payee shall also be entitled to recover the costs or collection and enforcement of this Note including, without limitation, reasonable attorneys’ fees and costs.

The Maker of this Note authorizes any attorney at law to appear in any court of record of the State of Florida or any State in the United States at any time after this Note becomes due, whether by acceleration or otherwise, and to waive the issuance and service of process and confess a judgment in favor of the Payee against Maker, for the amount of principal then appearing due upon this Note, together with costs of suit, and to release all errors and waive all right of appeal.

WARNING – BY SIGNING THIS NOTE MAKER HEREBY GIVES UP ITS RIGHT TO NOTICE AND COURT TRIAL.  IF MAKER DOES NOT PAY THE NOTE BEFORE THE DUE DATE, A COURT JUDGMENT MAY BE TAKEN AGAINST MAKER WITHOUT MAKER’S PRIOR KNOWLEDGE AND THE POWERS OF A COURT MAY BE USED TO COLLECT FROM MAKER REGARDLESS OF ANY CLAIMS MAKER MAY HAVE AGAINST HOLDER, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HOLDER’S PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

By signing this Note, Maker hereby gives up its right to notice and court trial.  If Maker does not pay the Note on or before the due date, a court judgment may be taken against Maker without Maker’s prior knowledge and the powers of a court may be used to collect from Maker regardless of any claims Maker may have against Payee, whether for returned goods, faulty goods or any other cause.

2.

Notice. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communications) and be mailed or delivered by a commercial delivery service, as to each Party hereto, at its address set forth in the preamble of this Note or at such other address as shall be designated by such Party in a written notice to the Parties hereto. All such notices and communications shall be effective, in the case of notice by mail, on the earlier of the date of receipt or three (3) business days after being deposited in the mails, and in the case of delivery by a commercial delivery service, when delivered, in each case addressed as aforesaid.

3.

Successors and Assigns. Whenever in this Note reference is made to Payee or the Maker, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and inure to the benefit of said successors and assigns. The Maker may not delegate or otherwise transfer its obligations hereunder to any other person or entity.

4.

Governing Law/Submission to Jurisdiction.  This Note is being delivered and is intended to be performed in the State of Florida, and shall be construed and enforced in accordance with the internal substantive laws thereof, without regard to the conflict of laws rules thereof.   Maker and Payee irrevocably and unconditionally, (a) agree that any suit, action, or other legal proceeding arising out of or relating to this Note shall be brought, solely and exclusively in a court of record of the State of Florida in Palm Beach County; (b) consent to the jurisdiction of such court in any such suit, action or proceeding; and (c) waive any objection which it or they may have to the laying of venue of any such suit, action, or proceeding in any of such courts including, without limitation, the defense of forum non-conveniens.

5.

Amendment and Waiver.  Except as otherwise provided herein, no amendment, modification, termination or waiver hereof shall be effective unless the same shall be in writing, signed by Payee and consented to in writing by the Maker, and then only in the specific instance and for the specific purpose for which given.  Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and not single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege.

6.

Attorneys’ Fees.  In the event a dispute arising out of this Note is litigated, the non-prevailing Party shall pay all costs of collection, including reasonable attorneys' fees and legal expenses of the prevailing Party at all pre-trial, trial and appellate levels.

7.

Time is of the Essence.  Time is of the essence for the performance by the Maker of the obligations set forth in this Note.

8.

Severability.  If any provision of this Note is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect.

9.

Interpretation.  The Parties hereto have participated jointly in the negotiations and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Note.

“MAKER”

PMX Communities, Inc.

By:_______________________________

     Michael C. Hiler

Chairman of the Board and Chief Financial Officer